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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-0000) and related Prospectus of Advanced Aerodynamics & Structures, Inc. for the registration of 8,167,282 shares of its common stock and to the incorporation by reference therein of our report dated March 6, 2000, with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



Long Beach, California
May 3, 2000